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                                                                   EXHIBIT 10.22

                            ARTHUR J. GALLAGHER & CO.

                           BROKERAGE SERVICES DIVISION

                              MANAGEMENT BONUS PLAN

                    Amended and Restated as of March 21, 2002

1.       Purpose

The purpose of the Brokerage Services Division (BSD) Management Bonus Plan
(Plan) is to improve the revenue and pretax profit of BSD by providing rewards to those management employees who have a substantial ongoing impact on BSD's results. The objective of the Plan is to foster divisional identity and interoffice teamwork among branches/niches and to recognize and reward operating divisional, regional and branch results.

2.       Eligibility

         A. Eligibility is determined each year by the President and CEO of BSD and is limited to management employees whose actions have a significant impact on the continued profitability of the division, and who have signed the appropriate Executive Agreement. The purpose of the Plan is to promote management's role in directing business development. Thus to be eligible for this Plan, Regional and Branch Managers must limit their direct involvement in their books of business to $250,000. Day to day responsibility for books in excess of $250,000 or accounts in excess of $150,000 must be assigned to Account Executives or Account Managers as house accounts. Regional or Branch Managers who choose to maintain larger books of business will be compensated as producers rather than under this Plan.

         B. Eligible employees, at the discretion of the President and CEO of BSD, will become participants (Participants) at the beginning of a calendar year only. Profit Center Managers included as a result of an acquisition will be considered for eligibility one full calendar year following the year of acquisition.

3.       Bonus Calculation

Participants are categorized by level of responsibility and impact on profitability as follows:

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
------------------------------------------------------------------------------------
Bonus Incentive Potential
as a % of Base Salary                   Position/Responsibility Levels
====================================================================================
         100%                BSD Board Members
                             Profit Center Managers in excess of $1.5 million pretax
------------------------------------------------------------------------------------
          35%                Profit Center Managers below $1.5 million pretax
------------------------------------------------------------------------------------
          25%                BSD Staff (Regional Managers, General Counsel, etc.)
------------------------------------------------------------------------------------

..    50% of the Management Bonus will be accrued upon attaining pretax profitability of BSD.

..    25% of the Management Bonus will be accrued upon attaining Regional or
     Profit Center pretax profitability, as determined by the President and CEO of BSD. Regional Managers and Regional Controllers must attain pretax targets for the Region and Branch Managers must attain pretax targets for their Branches.

..    25% of the Management Bonus will be accrued upon attaining specific individual goals determined by the Participant's manager.

All goals must be in writing prior to March 31 and on file with Corporate Human Resources to be eligible for payment. Failure to submit goals in writing will result in the Participant not being eligible to receive a Management Bonus.

In all cases, pretax profitability will not include the management bonus accrual for the division, region and branch. Acquisition results will not be included in regional or branch numbers during the initial acquisition year and for one year thereafter.

4.   Vesting and Payout

     A. It is critically important to the continued success of BSD that Participants provide a consistent and continuous level of service in the performance of their respective duties, as assigned by management (including but not limited to managing personnel and resources to maintain continuity in staffing and services, such as a consistent and high level of client contact; monitoring and resolving account management issues; and preserving business by retaining valued and experienced employees). In the event a Participant terminates employment, management will incur additional expense and suffer other intangible economic loss in replacing the Participant and arranging for the continuation of important initiatives and projects handled by him/her. Accordingly, the Management Bonus, though calculated on the results and performance of a single calendar year, shall be earned and vested over a three year period at the rate of thirty-three and one-third percent (33 1/3%) per year on March 31 of each year, with the first such payment due on the March 31 of the year following the year for which the Management Bonus was calculated. The earned and vested

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     portion will be paid in cash, less the applicable payroll deductions, no later than March 31 of each calendar year.

     B. Any unearned and unvested portion of the Management Bonus will become fully earned, vested and payable in the event a Participant dies or becomes permanently and totally disabled. In order to earn and vest in any unpaid Management Bonus, all other Participants must at the time of vesting either
     (i) remain employed as active, regular, full-time employees through the bonus payment date, or (ii) execute a consulting agreement with BSD to provide a continuous and orderly transition of management services. Consulting agreements will be offered only to Participants that (i) retire at age 65 or older, (ii) qualify for severance under the ARTHUR J. GALLAGHER & CO. SEVERANCE PLAN, or (iii) are terminated by BSD for any reason other than for cause. Termination "for cause" shall include a termination based on management's determination that the Participant has:

     . Committed any dishonest or fraudulent act to the detriment of the Company;

     . Been convicted of any felony or crime involving moral turpitude or for any felony;

     .   Been insubordinate;

     .   Failed to perform his or her duties to the expectation of management;

     .   Violated any policy or procedure established by management; or

     . Lost any professional licenses required for the performance of the Participant's duties.

5.   Grant of Equity Awards

The President and CEO of BSD (or in the case of grants to executive officers of the Company, the Compensation Committee of the Board of Directors of the Company, as provided in Section 11) may also grant shares of common stock (Common Stock) of Arthur J. Gallagher & Co. (Company) to such Participants at such times and in such amounts, and subject to such other terms and conditions not inconsistent with the Plan as he shall determine (Equity Award). Each grant of an Equity Award shall be evidenced by a written agreement setting forth the terms of such award.

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6.       Regulatory Approvals and Listing

The Company shall not be required to issue any certificate or certificates for shares of Common Stock upon the vesting of an Equity Award granted under the Plan prior to (i) the obtaining of any approval from any governmental agency which the Company shall, in its sole discretion, determine to be necessary or advisable, (ii) the admission of such shares to listing on any stock exchange on which the Common Stock may then be listed, and (iii) the completion of any registration or other qualification of such shares under any state or Federal law or rulings or regulations of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable.

7.       Adjustment in Event of Changes in Capitalization

In the event of a recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation, rights offering, separation, reorganization or liquidation, or any other change in the corporate structure or shares of the Company, the Board of Directors of the Company shall make such equitable adjustments, designed to protect against dilution, as it may deem appropriate in the number and kind of shares authorized by the Plan thereby and the number and kind of shares covered thereby.

8.       Termination or Amendment of the Plan

The Board of Directors may at any time terminate the Plan, and may from time to time alter or amend the Plan or any part thereof (including, but without limiting the generality of the foregoing, any amendment deemed necessary to ensure that the Company may obtain any regulatory approval, referred to in clause (i) of Section 6 hereof), provided that no change in any Management Bonus or Equity Award theretofore granted may be made which would impair the rights of a Participant, without the consent of such Participant.

9.       Change in Control

In the event of a change in control of the Company, as defined below, each Management Bonus or Equity Award outstanding shall immediately vest in full. For all purposes of the Plan, a "change in control of the Company" occurs if: (a) any person or group, as defined in Sections 13(d) and 14(d)(2) of the Exchange Act, as amended, is or becomes the beneficial owner, directly or indirectly of securities of the Company representing 50 percent or more of the combined voting power of the Company's outstanding securities then entitled to vote for the election of directors; or (b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors and any new directors whose election by the Board or nomination for election by the Company's Stockholders was approved by at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election was previously so approved cease for any reason to constitute at least a majority thereof; or the Stockholders of the Company shall approve the sale of all or substantially all of the assets of the Company or any merger, consolidation,

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issuance of securities or purchase of assets, the result of which would be the occurrence of any event described in clause (a) or (b) above.

10.      Beneficiary

All Management Bonuses and Equity Awards shall be distributed to the Participant during the lifetime of the Participant. The Participant may designate a beneficiary to receive any undistributed Management Bonuses or Equity Awards in the event of the death of the Participant.

11.      Compensation Committee Approval

To the extent that the President and CEO of BSD or any other executive officer of the Company is a Participant, then any approval exercised by the President and CEO of BSD under this Plan shall be exercised by the Compensation Committee of the Board of Directors of the Company with respect to such Participants.

12.      Effective Date of Plan

The Plan, as restated and amended, is effective March 21, 2002.

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